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                                                                                                              EXHIBIT 5A

[LOGO OF PL&A]                 Pacific Life & Annuity Company                                            PACIFIC ODYSSEY
                          P.O. Box 7138 . Pasadena, CA 91109-7138
                      www.PacificLifeandAnnuity.com . (800) 748-6907
                         (See instructions for mailing addresses)                           Variable Annuity Application
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                                           Call (800) 748-6907 if you need assistance.                          New York

1. ANNUITANT Annuitant(s) must be an individual. Check product guidelines for maximum issue age.

Name (First, Middle Initial, Last)                             Birth Date (mo/day/yr)    Age in Years     Sex
   John R. Doe                                                 01/01/1967                                 [X]M [_]F

Street Address                                                 City, State, ZIP Code     SSN
   555 Main Street                                             Albany, NY 12345          ###-##-####

Solicited at: State   Complete this box for custodial-owned qualified contracts only.
                      Will not be valid for any other contract types.  Information put
 __________________   here will be used for contract and agent appointment purposes.

ADDITIONAL ANNUITANT Complete this section to name additional annuitant. Not applicable for qualified contracts.
Check One: [X] Joint [_] Contingent

Name (First, Middle Initial, Last)                             Birth Date (mo/day/yr)    Age in Years     Sex
   Jane A. Doe                                                 01/01/1967                                 [_]M [X]F

Street Address                                                 City, State, ZIP Code     SSN
   555 Main Street                                             Albany, NY 12345          ###-##-####

2. OWNER If annuitant and owner are the same, it is not necessary to complete this section. If trust is owner, also complete Trust Agreement Certification form. If non-natural or corporation is owner, also complete Non-Natural or
Corporate Owner Disclosure Statement. Check product guidelines for maximum issue age.

Name (First, Middle Initial, Last)                             Birth Date (mo/day/yr)    Age in Years     Sex
                                                                 /     /                                  [_]M [_]F

Street Address                                                 City, State, ZIP Code     SSN/TIN


ADDITIONAL OWNER Not applicable for qualified contracts. Check One: [_] Joint [_] Contingent

Name (First, Middle Initial, Last)                             Birth Date (mo/day/yr)    Age in Years     Sex
                                                                 /     /                                  [_]M [_]F

Street Address                                                 City, State, ZIP Code     SSN/TIN

3. BENEFICIARIES If no boxes are checked, default will be primary beneficiaries. For non-individually owned custodially held IRAs, 457 and qualified plans, if no beneficiary is listed, the beneficiary will default to the owner listed on the application. Unless otherwise indicated, proceeds will be divided equally. Use Special Requests section to provide additional beneficiaries or beneficiary information.

Name (First, Middle Initial, Last)                         [X] Primary     Relationship  SSN/TIN          Percentage
  Mary S. Doe                                              [_] Contingent  Daughter      ###-##-####      100%

Name (First, Middle Initial, Last)                         [_] Primary     Relationship  SSN/TIN          Percentage
                                                           [_] Contingent                                    %

4. CONTRACT TYPE Select ONE.                               5. INITIAL PURCHASE PAYMENT Make check payable to Pacific
                                                           Life & Annuity Company.
   [X] Non-Qualified  [_] Custodial IRA
   [_] Conduit IRA    [_] 401(a)/2/                        5A. NON-QUALIFIED CONTRACT PAYMENT TYPE Indicate the type of
   [_] IRA            [_] 401(k)/2/                        initial payment.
   [_] SIMPLE IRA/1/  [_] Keogh/HR10/2/
   [_] SEP-IRA        [_] TSA/403(b)/3/                    [_] 1035 exchange/estimated transfer . . . .  $_______
   [_] Roth IRA                                            [X] Amount enclosed . . . . . . . . . . . . . $ 25,000

   /1/ Complete Roth/SIMPLE form.                          5B. QUALIFIED CONTRACT PAYMENT TYPE Indicate the type of
   /2/ Complete Qualified Plan Certification form.         initial payment. If no year is indicated, contribution
   /3/ Complete TSA Certification form.                    defaults to current tax year.

                                                           [_] Transfer . . . . . . . . $________
                                                           [_] Rollover . . . . . . . . $________
                                                           [_] Contribution . . . . . . $________ for tax year _____

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6. REPLACEMENT Will the purchase of this annuity result in the replacement,            Contract Type Being Replaced
termination or change in value of any existing life insurance or annuity in this
or any other company? Yes [_] [X] No If yes, provide the information below                [_]   Life Insurance
and attach any required state replacement and/or 1035 exchange/transfer forms.            [_]   Fixed Annuity
Use the Special Requests section to provide additional insurance companies and            [_]   Variable Annuity
contract numbers.
---------------------------------------------------------  ---------------------
Insurance Company Name                                     Contract Number

---------------------------------------------------------  ---------------------

7. AVAILABLE OPTIONS

7A. DEATH BENEFIT COVERAGE Annuitant(s) must not be over age       [X]Standard Death Benefit [_] Stepped-Up Death Benefit
75 at issue. If the option is not selected, the Standard
Death Benefit is the default.

7B. TELEPHONE/ELECTRONIC AUTHORIZATION I will receive this privilege automatically. By checking "yes," I am also authorizing and directing Pacific Life & Annuity to act on telephone or electronic instructions from any other person(s) who can furnish proper identification. Pacific Life & Annuity will use reasonable procedures to confirm that these instructions are authorized and genuine. As long as these procedures are followed, Pacific Life & Annuity and its affiliates and their directors, trustees, officers, employees, representatives and/or agents, will be held harmless for any claim, liability, loss or cost. [X] Yes

7C. ELECTRONIC DELIVERY AUTHORIZATION By checking "yes," I authorize Pacific Life & Annuity to provide my statements, prospectuses and other information electronically. I understand that I must have internet access and provide my e-mail address below to use this service and there may be access fees charged by the internet service provider. [X] Yes

Email address:  JDoe@aol.com
               ----------------------

8. ALLOCATION OPTIONS Use whole percentages only. Allocations must total 100%. Complete sections 9 and 13 for rebalancing and dollar cost averaging.

   Manager:              Investment Option:                Manager:              Investment Option:

    [LOGO OF             % Blue Chip                       [LOGO OF
     AIM]          ------                                   MFS INVESTMENT       % Capital Opportunities
                         % Aggressive Growth                MANAGEMENT]    ------
    [LOGO OF       ------                                                        % Mid-Cap Growth
     ALLIANCE                                                              ------
     CAPITAL]        10  % Emerging Markets                                      % Global Growth
                   ------                                                  ------
    [LOGO OF
     CAPITAL             % Diversified Research
     GAURDIAN]     ------
                         % Small-Cap Equity                [LOGO OF              % Equity Index
                   ------                                   MERCURY        ------
                         % International Large-Cap          ADVISORS]        20  % Small-Cap Index
                   ------                                                  ------

    [LOGO OF
     GOLDMAN                                               [LOGO OF
     SACHS]              % I-Net Tollkeeper                 MORGAN               % Real Estate
                   ------                                   STANLEY]       ------


                                                           [LOGO OF
    [LOGO OF             % Financial Services               PIMCO]               % Inflation Managed
     INVESCO]      ------                                                  ------
                         % Health Sciences                                       % Managed Bond
                   ------                                                  ------
                         % Technology
                   ------
                         % Telecommunications              [LOGO OF
                   ------                                   PUTNAM               % Equity Income
                                                            INVESTMENTS]   ------
    [LOGO OF             % Multi-Strategy                                        % Research
     JP MORGAN]    ------                                                  ------
                     40  % Large-Cap Core                                        % Equity
                   ------                                                  ------
                                                                                 % Aggressive Equity
                         % Strategic Value                                 ------
    [LOGO OF       ------
     JANUS]              % Growth LT
                   ------                                  [LOGO OF
                         % Focused 30                       SALOMON              % Large-Cap Value
                                                            BROTHERS]      ------
                   ------
    [LOGO OF             % Mid-Cap Value
     LAZARD]       ------
                         % International Value             [LOGO OF
                   ------                                   PACIFIC LIFE]        % Money Market
                                                                           ------
                                                                                 % High Yield Bond
                                                                           ------
                                                                             30  % Fixed Option
                                                                           ------


                                                             MUST TOTAL 100% 100
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9.  REBALANCING [X]  Yes, rebalance the variable investment options to the allocations indicated in Section 8.

                  Choose one frequency. Default is quarterly.
                  [_] Quarterly [_] Semiannually [X] Annually

      Start Date (mo/day/yr) Default is one frequency period after issue.
                                   01/01/2003

10. SPECIAL REQUESTS If additional space is needed, attach letter signed and dated by owner(s).

11. ANNUITY DATE (ANNUITY START DATE) Contract will annuitize on this date. Annuity date cannot be prior to the first contract anniversary. If no date is chosen, annuity date is the maximum deferral age listed in your contract.

                            Annuity Date (mo/day/yr)
                                   01/01/2002

12. PRE-AUTHORIZED CHECKING (PAC) FOR ADDITIONAL PURCHASE PAYMENTS Each month deduct from my account shown on the attached voided check, the amount indicated in the box below. Payments will be applied according to the allocations on this application or more current instructions, if any. To begin PAC, the first minimum installment must accompany this application.

PAC Amount                           PAC Start Date (mo/day/yr) ___/___/________
     $__________________             Default start date is one month from issue.

13. TRANSFERS Choose one of the four transfer options under Section A. Indicate a single source account and different target accounts. If section 8 is blank, 100% of purchase payment will be allocated to the source account below.

A. Dollar Cost Averaging Transfer and Term Options

1. [_] Deplete the source account in ________# of transfers
2. [_] Transfer $___________ each time for ____ years or ____ months
3. [_] Transfer _______% annually for ____ years or ____ months

Earnings Sweep Transfer Option

4. [_] Sweep the previous period's earnings
   Take from one of the following accounts
   [_] Fixed Option    [_] Money Market

B. Transfer Frequency Default is monthly.
   [_] Monthly     [_] Quarterly     [_] Semiannually      [_] Annually

C. Start Date (mo/day/yr) Default is one frequency period after issue.
                               ____/____/________

D. Source Account  Complete if 1, 2, or 3 is selected above from Section A.

Choose one.  Source account cannot be target account.

         [_] Blue Chip                    [_] Intl. Value
         [_] Aggressive Growth            [_] Capital Opportunities
         [_] Emerging Markets             [_] Mid-Cap Growth
         [_] Diversified Research         [_] Global Growth
         [_] Small-Cap Equity             [_] Equity Index
         [_] Intl. Large-Cap              [_] Small-Cap index
         [_] I-Net Tollkeeper             [_] Real Estate
         [_] Financial Services           [_] Inflation Managed
         [_] Health Sciences              [_] Managed Bond
         [_] Technology                   [_] Equity Income
         [_] Telecommunications           [_] Research
         [_] Multi-Strategy               [_] Equity
         [_] Large-Cap Core               [_] Aggressive Equity
         [_] Strategic Value              [_] Large-Cap Value
         [_] Growth LT                    [_] Money Market
         [_] Focused 30                   [_] High Yield Bond
         [_] Mid-Cap Value                [_] Fixed Option

E. Target Account Must be different than source account. Indicate either whole percentage or dollar amounts.

              Blue Chip ____________            Intl. Value ____________
      Aggressive Growth ____________  Capital Opportunities ____________
       Emerging Markets ____________         Mid-Cap Growth ____________
   Diversified Research ____________          Global Growth ____________
       Small-Cap Equity ____________           Equity Index ____________
        Intl. Large-Cap ____________        Small-Cap Index ____________
       I-Net Tollkeeper ____________            Real Estate ____________
     Financial Services ____________      Inflation Managed ____________
        Health Sciences ____________           Managed Bond ____________
             Technology ____________          Equity Income ____________
     Telecommunications ____________               Research ____________
         Multi-Strategy ____________                 Equity ____________
         Large-Cap Core ____________      Aggressive Equity ____________
        Strategic Value ____________        Large-Cap Value ____________
              Growth LT ____________           Money Market ____________
             Focused 30 ____________        High Yield Bond ____________
          Mid-Cap Value ____________           Fixed Option ____________

                                            MUST TOTAL 100% ____________

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14. PREAUTHORIZED WITHDRAWALS Withdrawal to be issued by check unless Section 14 I is completed and a voided check is attached.

A. Choose one withdrawal option                                   B. Withdrawal amount to be

                                             % of contract           [_] Net of charges            [_] Gross of charges
   [_] $_________ each time   [_] __________ value annually          Default will be gross of charges. Available for dollar amount only.


C. 72(t)/72(q)  Check box if withdrawal is a          D. Frequency Default is monthly.         E. Start Date (mo/day/yr) Default is
continuation of a series of substantially equal          [_] Monthly     [_] Semiannually      one frequency period after issue.
periodic payments under
                                                         [_] Quarterly   [_] Annually                     ____/____/____
   [_] ss. IRC 72(t) or 72(q) not calculated by
   Pacific Life & Annuity.

F. Duration Enter either the number of months or years.    G. Federal Taxes If not specified, the minimum       [_] Do Not Withhold
                                                              10% federal tax on non-qualified contracts and    [_] Withhold____%
   [_] Months______  [_] Years______                          IRAs will be withheld. Mandatory 20% on Qualified
                                                              Contracts will be withheld. State mandated income
                                                              tax will be withheld where required by law.


H. Source For dollar amount withdrawals only, choose one or more sources. Otherwise, withdrawals will be taken proportionally from current allocations. Indicate dollar amounts that equal the total in 14A.

           Blue Chip ________             Technology ________      Capital Opportunities ________               Research ________
   Aggressive Growth ________     Telecommunications ________             Mid-Cap Growth ________                 Equity ________
    Emerging Markets ________         Multi-Strategy ________              Global Growth ________      Aggressive Equity ________
Diversified Research ________         Large-Cap Core ________               Equity Index ________        Large-Cap Value ________
    Small-Cap Equity ________        Strategic Value ________            Small-Cap Index ________           Money Market ________
     Intl. Large-Cap ________              Growth LT ________                Real Estate ________        High Yield Bond ________
    I-Net Tollkeeper ________             Focused 30 ________          Inflation Managed ________           Fixed Option ________
  Financial Services ________          Mid-Cap Value ________               Managed Bond ________
     Health Sciences ________            Intl. Value ________              Equity Income ________

I. Third-Party Payee - Complete this section only if you want the distributions to be electronically transferred to your bank or mailed to someone other than the owner. If the distributions are being electronically transferred to a checking account, please attach a voided check. If electronically transferred to a savings account, please attach a deposit slip.

Name of Institution/Individual If individual (First, Middle Initial, Last Name)      Account Number   ABA Number for direct deposit

Street Address (Number, Street Name and Apartment or Unit Number)                    City, State, ZIP Code

15. STATEMENT OF OWNER My agent and I discussed my financial background and as a result I believe this contract will meet my insurable needs and financial objectives. I have considered the appropriateness of full or partial replacement of any existing life insurance or annuity, if applicable. I understand that contract values may increase or decrease depending on the investment experience of the variable accounts. Contract values under the variable accounts are variable and are not guaranteed. I UNDERSTAND
THAT ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT MAY VARY AS TO DOLLAR AMOUNT TO THE EXTENT THAT THEY ARE BASED ON THE
INVESTMENT EXPERIENCE OF THE SELECTED PORTFOLIO(S).

     I have received prospectuses. I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief, and agree that this application will be part of the annuity contract issued by Pacific Life & Annuity. If there are joint applicants, the contract, if issued, will be owned by the joint applicants as Joint Tenants with the Right of
Survivorship and not as Tenants in Common.

     Any portion of this contract allocated to one or more of the variable investment options is not covered by an insurance guaranty fund or other solvency protection arrangement because that portion of this contract is held in a separate account under which the risk is borne by the contract owner.

     My signature certifies, that the taxpayer identification number provided is correct. The following sentence applies only if you are not subject to backup withholding. I am not subject to backup withholding because: I am exempt; or I have not been notified that I am subject to backup withholding resulting from failure to report all interest or dividends; or I have been notified that I am no longer subject to backup withholding. I am a U.S. person (including a U.S. resident alien). The IRS does not require my consent to any provision of this document other than the certifications required to avoid backup withholding.

                                                               Owner's Signature                          Date

                                                   SIGN HERE   /s/ JOHN R. DOE                            06/01/2001

Signed at: City       State                                    Joint Owner's Signature if applicable      Date

Albany                N Y                          SIGN HERE   /s/ JANE A. DOE                            06/01/2001

16. AGENT'S STATEMENT Do you have reason to believe that any existing life insurance or annuity has been (or will be) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the contract applied for will be issued? [_] Yes [X] No (MUST CHECK ONE) If yes, explain in Replacement Section. I have explained to the owner(s) how the annuity will meet their insurable needs and financial objectives.  I have discussed the appropriateness of replacement, and followed Pacific Life & Annuity's written replacement guidelines.


   Soliciting Agent's Signature                   Print Agent's Full Name                                 Agent's ID Number
      SIGN HERE  /s/ CINDY BROWN                  Cindy Brown                                             ###-##-####

   Agent's Phone Number                           Agent's E-Mail Address                                  Option
      213-495-0111                                                                                          [_] A [_] B [_] C

   Broker/Dealer's Name                           Brokerage Account Number Optional.
      Brown & Associates

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[PL&A LOGO]                                                          APPLICATION
                                                                    INSTRUCTIONS
                         Pacific Life & Annuity Company          Pacific Odyssey
                    P.O. Box 7138 - Pasadena, CA 91109-7138     Variable Annuity
                 www.PacificLifeandAnnuity.com - (800) 748-6907
                                                                        New York

Section   Use these instructions when completing Pacific Value application forms

1. & 2. Annuitants/Owners: Check product guidelines for maximum issue age. When setting up annuity contracts, there are many combinations of owner and annuitant registrations which may result in different death benefit consequences. For example, the death of an owner/annuitant may have different consequences than the death of a non-owner annuitant. Consult prospectus for additional information. For qualified contracts, there cannot be joint or contingent owners and/or joint annuitants. Spousal signatures may be required for certain actions in qualified contracts. This contract is not intended for use in group unallocated plans. For 401(a) pension/profit sharing, and 401(k) plans, name plan as owner, and participant as sole annuitant. For 403(b) plans, name participant as both sole owner and sole annuitant. For IRAs (except Inherited IRAs), owner and annuitant should be the IRA owner. For Inherited IRAs, also complete and attach the Individual-Owned Inherited IRA Certification and see the Inherited IRA Checklist for owner/annuitant information. For non-qualified contracts only, if owner is non-natural person or corporation, also complete the Non-Natural or Corporate Owner Disclosure Statement. If trust is owner (other than Charitable Remainder Trust), also complete Trust Agreement Certification form. Consult a tax adviser to properly structure annuity contracts and effect transfers. Complete the "Solicited at:
          State" box for custodial owned contracts only.

3. Beneficiaries: Indicate the person(s) or entity(ies) to be designated as beneficiary(ies). If no beneficiary(ies) is indicated, the provisions of the contract will govern as to the payment of any death benefit proceeds.

4. Contract Type: If initial IRA payment represents both a rollover and a contribution, indicate amounts for each. Pacific Life & Annuity will only act as a non-designated financial institution. Check the type of annuity contract to be issued. Complete appropriate form indicated.

5. Initial Purchase Payment: Indicate the initial purchase payment in U.S. dollars. Initial non-qualified contract minimum $10,000; qualified contract minimum $2,000. Transfer indicates a trustee to trustee or custodian to custodian transfer only.

6. Replacement: Complete and attach a Transfer/Exchange form and any required state replacement forms.

7. Death Benefit Coverage (Optional): Must be chosen at time of issue. If not marked, the option defaults to the Standard Death Benefit. Please consult prospectus for charges applicable to the Stepped-Up Death Benefit Rider. Telephone/Electronic Authorization (Optional): By checking this box you authorize Pacific Life & Annuity to receive certain instructions by telephone or electronically from your designee. This instruction is valid until you instruct us otherwise. Telephone/Electronic contract changes will be subject to the conditions of the contract, the administrative requirements of Pacific Life & Annuity, and the provisions set forth in the contract's prospectus. Electronic Delivery Authorization (Optional): Complete to receive information electronically from our Web site. This instruction is valid until you instruct us otherwise.

8.        Allocation Options: Allocation percentages must total 100%.

9. Rebalancing (Optional): If you do not specify a date for the first rebalancing, it will occur one frequency period after issue and every period thereafter. Actual start date may occur after date elected. The Fixed Option may not be rebalanced. Additional purchase payments to accounts other than those selected on this application will not be rebalanced. To change allocations, complete a Transfer and Allocations form.

10. Special Requests: Use this section to indicate special registrations, additional beneficiaries or other instructions.

11. Annuity Date (Annuity Start Date): Annuity date cannot be prior to first contract anniversary. For non-qualified contracts, if no date is chosen, annuity date is the annuitant's 90th birthday. For qualified contracts, if no date is chosen, annuity date is April 1 of the year after the year in which the annuitant reaches age 70 1/2.

12.       Pre-Authorized Checking For Additional Purchase Payments (Optional):
          Initial minimum purchase may be met over maximum of 12 months. The first purchase payment must accompany this application. Monthly non-qualified contract minimum $800; qualified contract minimum $250.

13. Transfers (Optional): Contract must be issued for 30 days. If you do not specify a date for the first transfer, it will occur one frequency period after issue and every period thereafter. Minimum source account value $500. Minimum initial transfer amount $250. Transfer Dollars:
          Last transfer will occur even if remaining balance is less than the amount selected. Transfer percentages: Annual percentage will be divided by the frequency selected.

14. Preauthorized Withdrawals (Optional): Contract must be issued for 30 days. If you do not specify a date for the first withdrawal, it will occur one frequency period after issue and every period thereafter. Minimum withdrawal $250. Annual percentage will be divided by the frequency selected. Payment will be reduced by any taxes if withholding is applicable, and will be taken from all investment options if none is selected. Withdrawals may be taken from qualified contracts if allowed by the plan.

15. Statement of Owner: Please read this section carefully. Indicate city and state where the application is signed. In cases of joint ownership, both owners must sign.

16.       Agent's Statement: Agent must fully complete and sign this section.


Send completed application as follows:

APPLICATIONS WITH PAYMENT: Regular Mail Delivery: P.O. Box 100517, Pasadena, CA 91189-0517 Express Mail Delivery: 1111 S. Arroyo Parkway, Ste. 205, Pasadena, CA 91105

APPLICATIONS WITHOUT PAYMENT: Regular Mail Delivery: P.O. Box 7138, Pasadena, CA 91109-7138 Express Mail Delivery: 1111 S. Arroyo Parkway, Ste. 205, Pasadena, CA 91105

                                                                PV Instr (08/02)